                                                                    Exhibit 99.1
For Immediate Release                      Contact:  Rubenstein Associates, Inc.
                                                                  Robert Solomon
                                                                  (212)-843-8050
Lone Star Steakhouse & Saloon, Inc.                               Nasdaq:  STAR

Wichita, Kansas                                               November 17, 2004

                LONE STAR STEAKHOUSE & SALOON, INC. REPURCHASE OF
                             COMMON STOCK APPROVED

Lone Star  Steakhouse & Saloon,  Inc.  ("Lone Star" or "the Company")  announced that it has  completed  its  previously  authorized  repurchase  of 2.1  million shares, and that its Board of Directors has approved the repurchase by Lone Star
Steakhouse & Saloon,  Inc. of up to an additional 10% of the outstanding  shares of the Company,  or approximately 2.0 million additional shares. Any repurchases would be made from time to time in the open market or in negotiated transactions pursuant to the "safe harbor" rules of the Securities and Exchange Commission.

Lone  Star  owns  and  operates  251  domestic  Lone  Star  Steakhouse  & Saloon restaurants;  15 Sullivan's  Steakhouse  restaurants;  five Del Frisco's  Double
Eagle Steak House  restaurants;  20 Texas Land & Cattle Steak House  restaurants and one Frankie's  Italian Grille  restaurant.  Licensees operate three domestic and thirteen international Lone Star restaurants,  and one domestic Del Frisco's
Double Eagle Steak House restaurant.

This  press  release  contains  certain  forward-looking  statements  within the meaning of Section 27A of the  Securities  Act of 1933, as amended,  and Section
21E of the  Securities  Exchange Act of 1934,  as amended.  Although the Company believes the assumptions  underlying the  forward-looking  statements  contained herein, including future operating performance, development plans and comparable sales  of  the  Company,  are  reasonable,  any  of  the  assumptions  could  be inaccurate,  and therefore,  there can be no assurance that the  forward-looking statements contained in the press release will prove to be accurate.